Québec

CERTIFICAT DE MODIFICATION

Loi sur les compagnies, Partie IA

(L.R.Q., chap. C-38)

J'atteste par les présentes que la compagnie

RESSOURCES X-CHEQUER INC.

et sa ou ses version(s)

X-CHEQUER RESOURCES INC.

a modifié ses statuts le ***11 NOVEMBRE 1996***, en vertu de la partie IA de la Loi sur les compagnies, tel qu'indiqué dans les statuts de modification ci-joints.

Déposé au registre le 8 novembre 1996
sous le matricule 1140348377

COPIE CERTIFIÉE CONFORME

Inspecteur général des institutions financières


L'inspecteur
général des
institutions
financières

R130I17X73R82JA

A-11000-2 (illegible)

Gouvernement du Québec
L'inspecteur général
des institutions financières

Formulaire 5
STATUTS DE MODIFICATION
Loi sur les compagnies, L.R.Q., c. C-38
Partie 1A

Dénomination sociale

RESSOURCES X-CHEQUER INC.
X-CHEQUER RESOURCES INC.

2 ☐ Requête présentée en vertu de l'article 123.140 et suivants de la Loi sur les compagnies

3 Les statuts de la compagnie sont modifiés de la façon suivante:

Les actions ordinaires sans valeur nominale actuellement émises et en cours du capital-actions de la compagnie sont refondues sur la base de une action ordinaire pour chaque bloc de dix actions ordinaires actuellement émises et en cours. Tout détenteur qui aura droit à une fraction d'action recevra une action entière pour toute fraction d'action égale ou supérieure à 0,5 action.

4 Date d'entrée en vigueur, si différente de la date du dépôt (voir directives)	5 Dénomination sociale (ou numéro matricule) antérieure à la modification, si différente de celle mentionnée à la case 1
11 NOVEMBRE 1996	Explorations Palace Inc. Palace Explorations Inc.

Si l'espace est insuffisant, joindre une annexe en deux (2) exemplaires

Signature de l'administrateur autorisé [signature]

Réservé à l'administration

Gouvernement du Québec
déposé le

08 NOV. 1996

L'Inspecteur général des institutions financières

COPIE CERTIFIÉE CONFORME

Gouvernement du Québec
L'Inspecteur général
des Institutions financières

A-110063 2004

Form 5
ARTICLES OF AMENDMENT
The Companies Act, R.S.Q., c. C-38
Part 1A

Corporate name

RESSOURCES X-CHEQUER INC.
X-CHEQUER RESOURCES INC.

2 ☐ Application presented in conformity with Section 123.140 and following of the Companies Act.

3 The company's articles are amended as follows:

All the issued and outstanding common shares without par value of the share capital of the company are consolidated on the basis of one common share for each ten common shares issued and outstanding. Each holder entitled to receive a fraction of share will receive a whole share for each fraction of share equal to or higher than 0.5 share.

4 Effective date, if different from date of filing (see instructions)	5 Corporate name (or designating number), prior to amendment, if different from that mentioned in item 1
NOVEMBER 11, 1996	Explorations Palace Inc. Palace Explorations Inc.

If space is insufficient, attach an appendix in two (2) copies

Signature of authorized director [signature]

For departmental use only

Gouvernement du Québec
déposé le

08 NOV. 1996

L'Inspecteur général des institutions financières

COPIE CERTIFIÉE CONFORME